EXHIBIT 3.4



Number                                                                Shares


                  Organized Under the Laws of the State of Texas


                                PRO SQUARED, INC.

                                  COMMON STOCK

THIS CERTIFIES THAT


IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF PRO SQUARED, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

  IN WITNESS WHEREOF the said corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation


 DATED:

        Secretary                            President